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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                                  Amendment #1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                BECOMING ART INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

   NEVADA                 323119                Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Becoming Art Inc.
Mike Hanson, President
867 West 8th Avenue
Vancouver, British Columbia
Canada                                          V5Z 1E3
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604) 727-8402
                                           Fax:(604) 261-7415
                                               --------------
Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
common stock   2,884,550 shares  $1.00       $2,884,550    $365.47
-----------------------------------------------------------------------

(1) Based on the last sales price on November 25, 2003
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated September 10, 2004



Agent for service of process: Val-U-Corp Services Inc.
                              1802 N Carson Street, Suite 212
                              Carson City, Nevada, USA 89701
                              Telephone:  775-887-8853

                              PROSPECTUS
                           BECOMING ART INC.
                            2,884,500 SHARES
                             COMMON STOCK
                           -----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                           -----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5 - 7.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                           ----------------

           The Date Of This Prospectus Is: September 10, 2004

                              Table Of Contents
                                                              PAGE
Summary .......................................................  4
Risk Factors ..................................................  5
  -  If we do not obtain additional financing, our business
     will fail ................................................  5
  -  Because we have not yet commenced business operations,
     we face a high risk of business failure ..................  6
  -  We need to continue as a going concern if our business is to succeed ...............................................  6
  -  Because management has only no experience in the art
     reproduction business has a higher risk of failure......... 6
  - If we are unable to reach agreements with a significant number of artists for the sale of reproductions of their works, our business will fail.............................. 7
  -  If we are not able to effectively respond to completion, our business may fail...................................... 7
  -  Because our directors and officers collectively own 70.82%
     of our outstanding common stock, they will make and control corporate decisions that may be disadvantageous to minority shareholders............................................... 7
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  8
  -  A purchaser is purchasing penny stock which limits his or her ability to sell the stock ............................  8
Use of Proceeds ...............................................  8
Determination of Offering Price ...............................  9
Dilution ......................................................  9
Selling Shareholders ..........................................  9
Plan of Distribution .......................................... 13
Legal Proceedings ............................................. 15
Directors, Executive Officers, Promoters and Control Persons.. 16 Security Ownership of Certain Beneficial Owners and Management 17
Description of Securities ..................................... 18
Interest of Named Experts and Counsel ......................... 18
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 19
Organization Within Last Five Years ........................... 19
Description of Business ....................................... 19
Plan of Operations ............................................ 22
Description of Property ....................................... 25
Certain Relationships and Related Transactions ................ 25
Market for Common Equity and Related Stockholder Matters ...... 26
Executive Compensation ........................................ 27
Financial Statements .......................................... 28
Changes in and Disagreements with Accountants ................. 40
Available Information ......................................... 40

                             Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence business operations by distributing high quality fine art reproductions in both the mass wholesale and retail market throughout North America. To date, we have not had any business operations other than our execution of licensing agreements with four artists. We cannot state with certainty whether and when we will commence business operations that result in our generation of revenue.

Our business strategy is to proceed with a project known as the "New Artist Program". As part of the program, we will enter into agreements with developing artists whereby they will provide us with original paintings or other images for free, or for nominal consideration. We will then replicate these works and sell the reproductions to art dealers, distributors, mass retailers and consumers. The revenue from the sale of these art reproductions will be divided between us and the artist. If we are unable to generate significant revenue, we may be obliged to cease business operations due to lack of funds.

While our management has experience in product marketing, it does not have any experience or expertise in the art reproduction and distribution industry.

We were incorporated on October 13, 2003 under the laws of the state of Nevada. Our principal offices are located at 867 West 8th Avenue, Vancouver, British Columbia, Canada. Our telephone number is (604) 727-8402.

The Offering:

Securities Being Offered     Up to 2,884,550 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of  the  Offering      The  selling shareholders will determine  when  and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering The offering will conclude when all of the 2,884,550 shares of common stock have been sold or we, in our
                             sole   discretion,   decide   to   terminate   the
                             registration of the shares. W e may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144. We may also terminate the offering for no given reason whatsoever.

Securities Issued
And to be Issued 9,884,550 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data                         May 31, 2004 (unaudited)

Cash                                            $24,844
Total Assets                                    $24,844
Liabilities                                     $ 3,889
Total Stockholders' Equity                      $20,955

Statement of Loss and Deficit

                            From Incorporation on
                  October 13, 2003 to May 31, 2004 (unaudited)

Revenue                               $0
Net Loss                         ($7,050)


                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and sales of art reproductions. We have not generated any revenue from operations to date.

While at September 10, 2004, we had cash on hand of $21,458.51, we expect to incur approximately $4,700.00 per month in business development and administrative expenses. At this rate, we expect that we will only be able to continue operations for six months without additional funding. We anticipate that these funds will be used for general administrative expenses, costs relating to the filing of our registration statement and business costs relating to negotiating and entering into agreements with artists, making reproductions of their artworks and initial marketing costs. In the six months thereafter, we will require approximately an additional $20,000 for additional marketing of our reproductions.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the funds necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds presently available to us is through the sale of additional shares of common stock.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on October 13, 2003 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $7,050 from our incorporation to May 31, 2004.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. To date, our business development activities have consisted solely of negotiating and executing licensing agreements with four artists. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that we will commence business operations. Even if we do commence operations, at present, we do not know when.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our business condition, as indicated in our independent accountant's audit report, raises substantial doubt as to our continuance as a going concern. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to generate enough revenue from our cash transaction processing business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN THE ART REPRODUCTION BUSINESS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training or experience in the art business or in the field of art reproduction. In addition, we do not have any employees with experience in this business sector. As a result, we may not be able to recognize and take advantage of product and market trends in the sector, we may be unable to accurately predict art dealer and consumer demand and we may not be able to establish business relationships with art dealers and distributors. As well, our directors' decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF WE ARE UNABLE TO REACH AGREEMENTS WITH A SIGNIFICANT NUMBER OF ARTISTS FOR THE SALE OF REPRODUCTIONS OF THEIR WORKS, OUR BUSINESS WILL FAIL.

The success of our business requires that we enter into agreements with various artists respecting the reproduction and sale of their works. If we are unable to conclude agreements with such artists, or if any agreements we reach with such artists are not on favorable terms that allow us to generate profit, our business will fail. To date, we have only executed agreements with four artists.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our senior management for the future success of our business. In particular, our success depends on the continued efforts of our president, Michael Hanson, and our director, Clark McFadden, both of whom will manage the operation of our business. The loss of the services of Mr. Hanson or Mr. McFadden could have an adverse effect on our business, financial condition and results of operations. We do not carry any key personnel life insurance policies.

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL

There are thousands of small distributors and retailers in the art reproduction sales business. Some of these competitors, most notably Art in Motion, Costco and Ikea, have established businesses with substantial sales volume. We will attempt to compete against these groups by securing exclusive distribution rights to certain artworks by by offering lower wholesale prices to distributors, retailers and consumers. We believe we will be able to offer lower prices because we do not have to pay funds to artists unless we sell reproductions of their artworks. We cannot assure you that such a marketing plan will be successful, or that competitors will not copy our business strategy.

Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

BECAUSE OUR DIRECTORS AND OFFICERS COLLECTIVELY OWN 70.82% OF OUR OUTSTANDING COMMON STOCK, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Michael Hanson and Mr. Clark McFadden, our directors and officers, collectively own approximately 70.82% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these individuals may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, there is no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER  IS  PURCHASING  PENNY  STOCK  WHICH  LIMITS THE ABILITY TO SELL THE
STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                             Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                       Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,884,550 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to mineral property interest purchases in accordance with Section 4(3) of the Securities Act of 1933. The shares include the following:

1. 2,855,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on October 31, 2003;

2. 22,800 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on November 8, 2003;

3. 6,750 shares of our common stock that the selling shareholders acquire from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on November 25, 2003;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------

Russ Field          480,000     480,000         Nil         Nil
3906 Kaslo St
Vancouver, BC
Canada

John Philip Alviz   470,000     470,000         Nil         Nil
207-1199 Westwood St
Port Coquitlam, BC
Canada

Yukiko Tsurumi      480,000     480,000         Nil         Nil
11097 River Rd
Delta, BC
Canada

John Hughes               470,000     470,000         Nil         Nil
8540 Fairway Rd
Richmond, BC
Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
--------------------------------------------------------------------------------

Janine Brisker      480,000     480,000         Nil         Nil
101-828 West 14th Ave
Vancouver, BC
Canada

Bill Massey         475,000     475,000         Nil         Nil
101-1290 Homer St
Vancouver, BC
Canada

Mary-Anne Hanson  7,000          7,000             Nil           Nil
1199 Westwood St
Suite 207
Port Coquitlam, BC
Canada

Wendy Campbell    7,800       7,800             Nil           Nil
34-11631 7th Ave
Richmond, BC
Canada

Deanna Yells      8,000       8,000             Nil           Nil
15949 Alder Pl
Surrey Place, BC
Canada

Craig Hartman       850         850             Nil           Nil
4962 Granville St
Vancouver, BC
Canada

Joanne Mileos       350         350             Nil           Nil
4962 Granville St
Vancouver, BC
Canada

Victoria Clements   600         600             Nil           Nil
12-5 East 10th Ave
Vancouver, BC
Canada

Lachlan MacPherson  400         400             Nil           Nil
4543 Clinton St
Burnaby, BC
Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
--------------------------------------------------------------------------------

Cindy Mayoh         400         400             Nil           Nil
15627 Bowler Pl
White Rock, BC
Canada

Tammy Sharp         500         500             Nil           Nil
704-1919 Bellevue Ave
West Vancouver, BC
Canada

Jeff Wegel          550         550             Nil           Nil
203-687 W 7th Ave
Vancouver, BC
Canada

Anthony Bion Dolman 350         350             Nil           Nil
303-6415 West Blvd.
Vancouver, BC
Canada

Sanjin Cvetkovic    450         450             Nil           Nil
606-1330 Burrard St
Vancouver, BC
Canada

Julia Braekevelt    300         300             Nil           Nil
259-2175 Salal Dr
Vancouver, BC
Canada

Gord Green          350         350             Nil           Nil
200-280 Nelson St
Vancouver, BC
Canada

Moez Manji          350         350             Nil           Nil
101-1290 Homer St
Vancouver, BC
Canada

Lois Powell         275         275             Nil           Nil
42-15233 34th Ave
Surrey, BC
Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
--------------------------------------------------------------------------------

Catherine Barr      400         400             Nil           Nil
200-100 Park Royal
West Vancouver, BC
Canada

Connie Savage       325         325             Nil           Nil
106-1676 W 11th Ave
Vancouver, BC
Canada

Melissa Bain        300         300             Nil           Nil
L 1 2525 Birch St
Vancouver, BC
Canada

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,884,550 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Michael H. Hanson                 42
Clark B. McFadden                 40




Executive Officers:

Name of Officer                  Age                 Office
---------------------           -----           -------
Michael H. Hanson                 42            President, Chief
                                                Executive Officer,
                                                Principal Accounting
                                                Officer, Treasurer and
                                                a Director

Clark B. McFadden                 40            Secretary and a
                                                Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Michael Hanson has acted as our President and as a director since our incorporation. From April 2003 to October 2003, he devoted his business time to personal research of the art reproduction business. From August 1999 to April 2003, Mr. Hanson acted as vice-president and chief operations officer for Surforama.com Portal Services, Inc., an Internet technology company that specialized in custom online website development and classified advertising. Mr. Hanson acted as chief operating officer of Cry-Tel Telecommunications, Inc. from 1998 to 1999, a long distance telephone company specializing in the North American and European marketing and deployment of Internet Protocol telephony products and services which allowed users to make long distance telephone calls using the internet. He also acted as Vice-President of Marketing for Canada Telecom Network Inc. from 1996 to 1998. From 1987 to 1994, Mr. Hanson was employed as vice-president of operations with Prestige Advertising Services Ltd., a private promotional advertising company. Mr. Hanson devotes 100% of his business time to our affairs.

Mr. Clark McFadden has acted as our Secretary and as a director since our incorporation. For the past eight years, he has acted as a consultant that supplies replacement value assessments and loss control reporting services to insurance companies. Mr. McFadden devotes 75% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Employees

We have no employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Michael Hanson                   4,000,000       40.47%
Stock          President, Chief
               Executive Officer, Treasurer
               Principal Accounting Officer
               And Director
               867 West 8th Avenue
               Vancouver, B.C.
               Canada

Common         Clark McFadden                   3,000,000       30.35%
Stock          Secretary and Director
               867 West 8th Avenue
               Vancouver, B.C.
               Canada

Common         All officers and directors       7,000,000       70.82%
Stock          as a group that consists of        shares
               two people

The percent of class is based on 9,884,550 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of September 10, 2004, there were 9,884,550 shares of our common stock issued and outstanding that are held by 27 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law of Offices of Warren J. Soloski, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on October 13, 2003 under the laws of the state of Nevada. On that date, Michael Hanson and Clark McFadden were appointed as our directors. As well, Mr. Hanson was appointed as our president, chief executive officer and treasurer, while Mr. McFadden was appointed as our secretary.

                         Description Of Business

In General

We intend to commence business operations by distributing high quality fine art reproductions in both the mass wholesale and retail market throughout North America. We were formed as a corporation pursuant to the laws of Nevada on October 13, 2003. To date, we have primarily been involved in organizational activities.

Our business strategy is to proceed with a project known as the "New Artist Program". As part of the program, we will enter into agreements with developing artists whereby they will provide us with original paintings or other images for free, or for nominal consideration. We will then replicate these works and sell the reproductions on a best efforts basis to art dealers, distributors, mass retailers and consumers. The revenue from the sale of these art reproductions will be divided between us and the artist. We will provide the artist with 10% of the net profit earned from our sale of the artist's images. Net profit is defined as the amount remaining after deducting the cost of reproduction, internal labor, framing, packaging and shipping from the wholesale invoice of each order.

Agreements with Artists

We intend to solicit potential artists by contacting various art schools, art groups and gallery representatives. We will ask that interested artists provide us with a copy of their resume, along with a portfolio. Based on our management's review of this information, we will offer selected artists the opportunity to execute a distribution agreement with us. To date, we have solely solicited potential artists through various art groups who notify us when and where art shows are being held. We have discussed our business plan with various artists at these events. We select artists based upon their ability to produce various types of decorative artwork that we believe will have mass appeal. This is a subjective decision that our management makes.

We have executed identical licensing agreements with four artists. Under our form of license agreement, we receive the non-exclusive right to reproduce and market specific original art works that the artist has created for a period of ten years. The artist retains ownership of the original artwork.

We will be responsible for all costs associated with reproducing the artworks, marketing the reproductions, processing product orders and payment and delivering the product to distributors, retailers and consumers. We will bear most of these expenses. The customers may bear some of the shipping costs.

We agree to pay the artist 10% of the net profit earned from our sale of his or her images within 30 days of receiving payment from the purchaser. We will also agree upon a minimum selling price for each work, depending on the type of reproduction to be sold.

Art Reproduction Techniques

The  quality  of  art  reproduction   technology  is  in  a  constant  state  of
advancement. Currently, there are three standard processes available for reproducing quality reproductions of original art works in an efficient and cost-effective manner:

o     offset lithography;

o     digital offset; and

o     giclee.

Offset lithography is the conventional method of art reproduction. While the end product is of high quality, there are significant set-up costs involved and the number of prints necessary in order for the process to be cost effective is high. As well, since the color proofs of the work are often produced using a different process from the final printing, the color of the reproductions may not be perfectly accurate. The offset lithography process is ideal for orders of over 500 prints.

Digital offset printing relies upon the same reproduction process as offset lithography. However, there is no need for any film, plates or separate proofing systems. Reproduction quality is high, there is no need for a minimum quantity order and the time it takes to create the reproduction is minimal. As well, because digital offset proofs are produced on the same machine that prints the final product, color accuracy is guaranteed.

Giclee technology was first developed as a proofing process for digital pre-press applications. Because no screens are used, the prints have a higher apparent resolution than lithographs. Giclee reproduction is a two-staged process involving color replication and then reproduction of texture and brush strokes.

The giclee is produced by spraying a fine stream of ink onto art paper or canvas. The effect is similar to an airbrush technique, but much finer. Each piece is hand mounted onto a drum which rotates during printing. Exact calculations of hue, value and density direct the ink from four nozzles. The artist's color approval and input are essential for the creation of the final custom settings for an edition. Each print is produced at a time and takes approximately one hour. The process is idea for short-runs, larger formats and canvasses.

We will likely rely on digital offset reproduction for most of our printing requirements. However, depending upon consumer demand and artist preference, we may also rely on offset lithography and giclee techniques.

We have contacted various printing businesses that are able to provide us with these various types of art reproductions at competitive prices. However, we do not have any written arrangements with such printers.

Limited Edition Prints

On occasion, if there is sufficient interest in a particular artist's work, we will sell limited edition prints. Limited edition prints are a fixed number of identical prints of an original artwork that are signed by the artist and sequentially numbered showing both the print's number and the total edition size. In addition, limited edition prints rely on color matching technology that is not used for standard reproductions. When the limited edition size is set and printed, no more copies of the image will be reproduced as a print. Any materials used in the creation of the print are destroyed in order to ensure that no additional copies can be created.

Sales and Marketing Strategy

We intend to rely on sales representatives to market our artist's products. Initially, this marketing will be conducted by our two directors: Michael Hanson and Clark McFadden.

We intend to focus on direct marketing efforts whereby our representatives will directly contact:

o art dealers such as galleries, collectible shops or individual art brokers;

o distributors that are responsible for marketing and selling prints to dealers; and

o   retail outlets such as department and home furnishing stores.

These dealers, distributors and stores will be asked to sell our products to consumers. We will provide them with reproduction inventory at wholesale prices. They will then sell them to consumers at retail prices, which are typically 10% higher.

We intend to contact as many retail chains and art resellers as we can in order to market our artist's reproductions. We initially intend to focus our marketing efforts on larger department stores that currently sell original artwork and high quality reproductions.

Compliance with Government Regulation

We do not believe that government regulation will have a material impact on the way we conduct our business.
Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                        Plan Of Operation

We will rely upon the stability of the North American retail sales market for the success of our business plan. Since art is a luxury item, any downturn in the economy is likely to have an impact on our intended business.

Any sudden change in art reproduction market trends could adversely affect us. Presently, decor art, images used to decorate homes or offices, represent the largest segment of art reproduction sales. If this changes, we may need to change our inventory to satisfy consumer preferences. In order to address potential changes in consumer demand for art reproductions, we intend to acquire the right to market a large inventory of diverse artworks. Because our licensing agreements do not require us to compensate artists unless we sell their productions, we do not incur any cost in acquiring the right to additional art inventory.

We will be subject to any volatility in the art business in general. Changes in the supply and demand for art reproductions may create business difficulties for us such as an inability to execute licensing agreements with artists on favorable terms, difficulties in selling reproductions at an acceptable profit margin and an increase in reproduction costs. We are not aware of any current trends that will impact these factors in the foreseeable future.

Our plan of operation for the twelve months following the date of this prospectus is to enter into distribution agreements with artists providing for the reproduction, marketing and sale of their artworks. Once we have executed agreements with at least ten artists, we will commence reproducing and framing selected artworks as samples to show to prospective purchasers and marketing these to art dealers, distributors and retailers.

In the next 12 months, we intend to contact approximately 100 artists through art schools, artistic events, art galleries and art showings with a view to having them execute a license agreement with us. Of the artists we contact, we anticipate that approximately ten of them will execute agreements with us during the course of the year. Thereafter, we hope to enter into licensing agreements with an additional three artists per fiscal quarter. We expect to generate average revenue of $5,000 per artist in the next 24 months.

The specific business milestones that we hope to achieve are as follows:

o from September 2004 to February 2005, we intend to contact and interview 40 artists with a view to executing licensing agreements with at least four of them. This should provide us with additional inventory of about 40 appropriate art images.

o from March 2005 to May 2005, we plan to interview an additional 30 prospects with a view to executing licensing agreements with at least three of them. This should provide us with additional inventory of
      about  30  additional  images.   During  this  quarter,  we  will  also
      contact prospective buyers, as the large chain stores tend to acquire inventories for the Christmas season prior to June of each year. We plan either to receive deposits against future orders or receive written commitments from one or two clients for the 2005 season.

o from June 2005 to August 2005, we will interview additional 30 prospects with a view to executing licensing agreements with at least three of them. This should provide us with additional inventory of about 30 additional images. We also plan to produce and deliver at least one customer order during this period.

Even if we are able to receive an order commitment, some larger chains will only pay cash on delivery and will not advance deposits against orders. Such a policy may place a financial burden on us and, as a result, we may not be able to deliver the order. Other retailers may only pay us 30 or 60 days after delivery, creating an additional financial burden.

The costs of achieving the above milestones are included in our estimated expenses outlined below.

Our expected share of the overall art reproduction market is difficult to determine given that most art dealers are private businesses that have no duty to publicly disclose their revenue. However, we believe that due to the vast size of the art reproduction market in North America, our market share will likely be under one percent.

We intend to develop our retail network by initial focusing our marketing efforts on larger chain stores that sell original works of art and reproductions. Theses businesses sell more total art reproductions, have a greater budget for artwork purchases and tend to purchase a more diverse assortment of images. By late 2005 and 2006, we anticipate expanding our retail network to include small to medium size retail businesses whose businesses focus on the sale of artwork and reproductions. Any relationship we arrange with retailers for the wholesale distribution of our reproductions will be non-exclusive. Accordingly, we will compete with other artwork vendors for positioning of our products in retail space. During the next twelve months, our budget for marketing our products will be approximately $26,000.

We intend to retain one full-time sales person in the next six months, as well as an additional full-time sales person in the six months thereafter. These individuals will be independent contractors compensated solely in the form of commission based upon art reproduction sales they arrange. We expect to pay each sales person 12% to 15% of the net profit we realize from such sales.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Artwork reproduction:                       $ 8,500
Marketing costs:                            $26,000
General administrative costs:               $10,000

Total:                                      $44,500


In addition, we anticipate spending an additional $12,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $56,500.

While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Our ability to generate sufficient cash to support our operations will be based upon our sales staff's ability to generate art reproduction sales. As most retailers purchase the majority of artwork inventory between March and June, we do not expect to realize any significant revenue until this time. We therefore intend for focus most of operations on preparing to meet the needs of retailers in March to June, 2005. We expect to accomplish this by securing a significant number of artists representing a wide variety of quality images that will appeal to large retailers and by retaining suitable salespersons with experience in the retail sales sector.

Results Of Operations For Period Ending May 31, 2004

We did not earn any revenues during the period from our inception on October 13, 2003 to May 31, 2004. We do not anticipate earning revenues until such time as we have entered into licensing agreements with additional artists, reproduced selected artworks of these artists and marketed them to art dealers, distributors and retailers.

We incurred operating expenses in the amount of $7,050 for the period from our inception on October 13, 2003 to May 31, 2004. These operating expenses were comprised of accounting and audit fees of $5,366, legal fees of $1,530 and bank charges of $154.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We do not ownership or leasehold interest in any property. Our president, Mr. Michael Hanson, provides us with office space and related office services free of charge.

            Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  27  registered
shareholders.

Rule 144 Shares

A total of 7,000,000 shares of our common stock were available for resale to the public after October 31, 2004 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 98,555, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 7,000,000 shares that may be sold pursuant to Rule 144.


Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.


                      Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from our inception on October 13, 2003 to the date of this registration statement.


                         Annual Compensation

                                     Other Restricted Options/ LTIP
                                     Annual  Stock   * SARs  payouts   Other
Name     Title  Year  Salary  Bonus  Comp.    (#)       ($)             Comp.
_____________________________________________________________________________
Michael  Pres., 2004    $0     0      0        0         0        0       0
Hanson   CEO &
         Dir.

Clark    Sec.,  2004    $0     0      0        0         0        0       0
McFadden & Dir.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Hanson or Mr. McFadden. We do not pay them any amount for acting as a director.

Financial Statements

Index to Financial Statements:

1. Independent Auditors Report;

2. Audited financial statements for the period ending November 30, 2003, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements



3. Unaudited financial statements for the period ending May 31, 2004, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements

 DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
 CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]

                          INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Stockholders and Board of Directors of Becoming Art, Inc.

We have audited the balance sheet of Becoming Art, Inc. as at November 30, 2003 and the statements of operations, stockholders' equity and cash flows for the period from October 13, 2003 (inception) to November 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2003 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from October 13, 2003 (inception) to November 30, 2003 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             "Dale Matheson Carr-Hilton LaBonte"


                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
March 31, 2004



 A MEMBER OF MMGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS
                             AND BUSINESS ADVISORS


Vancouver Offices:  Suite 1700-1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1  Tel: 604 687 4747  Fax: 604 687 4216
                    Suite 610-938 Howe Street, Vancouver, B.C., Canada V6Z 1N9           Tel: 604 682 2778  Fax: 604 689 2778
Surrey Office       Suite 303-7337 -137th Street, Surrey, B.C., Canada V3W 1A4           Tel: 604 572 4586  Fax: 604 572 4587

                               BECOMING ART, INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                            May 31, 2004 (unaudited)

                              and November 30, 2003














BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

                               BECOMING ART, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS


                                                                                 May 31,          November 30,
                                                                                   2004               2003
                                                                                   ----               ----
                                                                               (unaudited)
                                                     ASSETS
                                                     ------
Current
   Cash                                                                      $       24,844      $       23,871
                                                                                -----------          ----------
                                                                             $       24,844      $       23,871
                                                                                ===========          ==========

                                                   LIABILITIES
                                                   -----------
Current
   Accounts payable and accrued liabilities                                  $        3,889      $        2,300
                                                                                -----------          ----------

                                              STOCKHOLDERS' EQUITY
                                              --------------------
Capital Stock (Note 4)
Common stock, $0.001 par value
     75,000,000 shares authorized
      9,884,550 shares issued and outstanding                                         9,885                   -
Additional paid in capital                                                           18,120                   -
Common stock subscribed                                                                   -              23,880
Deficit accumulated during the development stage                                (     7,050)        (     2,309)
                                                                                -----------           ---------
                                                                                     20,955              21,571
                                                                                -----------           ---------
                                                                             $       24,844      $       23,871
                                                                                ===========           =========
Nature and Continuance of Operations - Note 1


The accompanying notes are an integral part of these financial statements

                               BECOMING ART, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                         Three                 Six            October 13, 2003     October 13, 2003
                                      months ended         months ended        (Inception) to       (Inception) to
                                        May 31,              May 31,            November 30,           May 31,
                                          2004                 2004                 2003                 2004
                                          ----                 ----                 ----                 ----
                                      (unaudited)          (unaudited)                               (unaudited)
Expenses
   Accounting and audit fees       $           2,659    $           3,066    $           2,300    $           5,366
   Bank charges                                   45                  145                    9                  154
   Legal                                       1,530                1,530                    -                1,530
                                        ------------        -------------         ------------        -------------
Net loss for the period            $           4,234    $           4,741    $           2,309    $           7,050
                                        ============        =============         ============        =============



Basic net loss per share           $           0.00     $           0.00     $           0.00
                                        ===========         =============         ============
Weighted average number of
shares outstanding                         9,124,200            4,537,170                     -
                                        ===========         =============         ============



    The accompanying notes are an integral part of these financial statements

                               BECOMING ART, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                   -----------

                                                                     Six          October 13, 2003     October 13, 2003
                                                                months ended       (Inception) to       (Inception) to
                                                                   May 31,          November 30,            May 31,
                                                                    2004                2003                 2004
                                                                    ----                ----                 ----
                                                                 (unaudited)                              (unaudited)
Cash flows from operating activities
   Net loss for the period                                    $  (        4,741)  $  (        2,309)  $  (        7,050)
   Changes in non-cash working capital items:
     Accounts payable and accrued liabilities                             1,589               2,300               3,889
                                                                    ------------          ---------           ----------
Net cash flows used in operating activities                      (        3,152)     (            9)     (        3,161)
                                                                    ------------          ---------           ----------

Cash flows from financing activities
   Common stock subscriptions                                             4,125              23,880              28,005
                                                                    ------------          ---------           ----------
Net cash flows from financing activity                                    4,125              23,880              28,005
                                                                    ------------          ---------           ----------
Increase in cash during the period                                          973              23,871              24,844

Cash, beginning of the period                                            23,871                   -                   -
                                                                    ------------          ---------           ----------
Cash, end of the period                                       $          24,844   $          23,871   $          24,844
                                                                    ============          =========           ==========


    The accompanying notes are an integral part of these financial statements

                               BECOMING ART, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
           for the period October 13, 2003 (Inception) to May 31, 2004
                                   (Unaudited)
                                   -----------


                                                                                                      Deficit
                                                                                                      Accumulated
                                              Common Shares             Additional                    During the
                                           ----------------------       Paid-in      Subscriptions    Development
                                          Number        Par Value       Capital        Received          Stage           Total
                                          ------        ---------       -------        --------          -----           -----
Common stock subscribed                         -         $      -      $       -     $    23,880    $         -   $     23,880
Net loss for the period from October 13,
2003 (inception) to November 31, 2003           -                -              -               -        ( 2,309)      (  2,309)
                                         --------          -------        -------         -------         -------        -------
Balance as at November 30, 2003                 -                -              -          23,880        ( 2,309)        21,571

Common stock subscriptions received             -                -              -           4,125              -          4,125
Common stock issued at $0.001            9,855,000            9,855             -        (  9,855)             -              -
Common stock issued at $0.50                22,800               23         11,377       ( 11,400)             -              -
Common stock issued at $1.00                 6,750                7          6,743       (  6,750)             -              -
Net loss for the period                         -                -              -               -        ( 4,741)      (  4,741)
                                         ---------         --------        -------        --------        -------        -------
Balance as at May 31, 2004               9,884,550        $   9,885     $   18,120    $         -    $   ( 7,050)  $     20,955
                                         =========         ========       ========       =========       ========        =======


    The accompanying notes are an integral part of these financial statements

                              BECOMING ART, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                            May 31, 2004 (unaudited)
                              and November 30, 2003


Note 1        Nature and Continuance of Operations
              ------------------------------------

              The Company was incorporated in the State of Nevada on October 13, 2003 and is in the development stage. The Company intends to commence operations in the business of wholesale and distribution of a collection of electronic images through its retail network. The Company intends to purchase the reproduction rights to original artworks. It then intends to replicate the artworks and sell the reproductions to art dealers, distributors, mass retailers and consumers. The artist will receive approximately 10% of the net profit and the company will receive approximately 90% of the net profit generated from the sale of these art reproductions.

              These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $7,050 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to rely on the sale of its equity in order to fund business operations. The issuances of additional equity securities by the Company would result in a significant dilution in the equity interests of its current stockholders. The Company does not have any arrangements in place for any future equity financing.


              The Company's future capital requirements will depend on many factors, including costs of establishing its business, cash flow from operations, and competition and global market conditions. The Company's anticipated recurring operating losses and growing working capital needs will require that it obtain additional capital to operate its business.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

              Basis of Presentation
              ---------------------
              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Development Stage Company
-------------------------
     The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts to securing and establishing a new business. Its planned principal operations have not commenced and accordingly, no revenue has been derived during the organizational period.

              Use of Estimates and Assumptions
              ---------------------------------
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

              Revenue Recognition
              -------------------
              The Company's revenue recognition policy is based on the actual sale and payment of reproduced art to its clients. Revenue is realized when the company actually ships the product to the client. This action triggers an invoice, which is then due 15 days from the date of shipping.

              Foreign Currency Translation
              ----------------------------
              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

              Fair Value of Financial Instruments
              -----------------------------------
     The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.


              Income Taxes
              ------------
              The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At November 30, 2003 and May 31, 2004 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

              Basic and Diluted Loss Per Share
              --------------------------------
              Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company.
              Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

              Stock-based compensation
              ------------------------
              In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and
              (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended November 30, 2003.

              The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. To May 31, 2004 the Company has note granted any stock options.

              The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

              The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.


              Recent Accounting Pronouncements
              --------------------------------

              In April 2003, the Financial Accounting Standards Board issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material effect on the Company's financial position or results of operations.

              In May 2003, SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares or otherwise, that is mandatorily redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entirety. For public entities, this Statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 did not affect the Company's financial position or results of operations.


              In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletins ("ARB") No. 51, Consolidated Financial Statements ("FIN 46"). Fin 46 applies immediately to variable interest entitles created after January 31, 2003, and in the first interim period beginning after June 15, 2003 for variable interest entities created prior to January 31, 2003.

              The interpretation explains how to identify variable interest entities and how an enterprise assesses its interest in a variable interest entity to decide whether to consolidate that entity. The interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risks will not be consolidated unless a single party holds an interest or combination of interests that effectively recombines risks that were previously dispersed. The adoption of FIN 46 did not affect the Company's financial position or results of operations.

Note 3        Art Business

              Effective November 28, 2003, December 7, 2003, June 3, 2004 and June 10, 2004 the Company signed license agreements with David Farci of Montreal, Lise Tremblay of Montreal, Gerald Martin of Vancouver and Scott Addison of Vancouver. These licenses along with all future License Agreements are part of the company's mandate to acquire the rights to artists' original images and increase it's inventory and access to a wide variety of images that can be printed and sold into the North American market.

              Another key component to the company's success is to acquire wholesale art distribution across North America. The company is actively seeking to achieve this objective, however, we do not have any wholesale art distribution agreements signed at this time.

Note 4        Capital Stock

              The Company's original number of authorized shares of common stock was 25,000 with no par value which was amended to 75,000,000 with a par value of $0.001 effective December 3, 2003.

              On March 8, 2004 9,855,000 common shares were issued at $0.001 for proceeds of $9,855, 22,800 common shares were issued at $0.50 per share for proceeds of $11,400 and 6,750 common shares were issued at $1.00 per share for proceeds of $6,750, resulting in a total of 9,884,550 shares of common stock issued and outstanding. Of these proceeds, $23,880 had been received as at November 30, 2003.

              To May 31, 2004, the Company has not granted any stock options.

Note 5        Income Taxes
              ------------
     The significant components of the Company's deferred tax assets are as follows:

                                                                                    May 31,           November 30,
                                                                                      2004               2003
                                                                                      ----               ----
             Deferred Tax Assets
               Non-capital loss carryforward                                   $          1,058    $            346
                Less:  valuation allowance for deferred tax asset                   (     1,058)        (       346)
                                                                                     ----------          -----------
                                                                               $            -      $               -
                                                                                     ==========          ===========

              There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $7,050 at May 31, 2004 (November 30, 2003 - $2,309)
              which may be available to reduce future year's taxable income. These carryforwards will expire, if not utilized, commencing in 2023. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

             Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                     Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                     Part II


                   Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:


         (1) such indemnification is expressly required to be made by law;

         (2)     the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $    365.47
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  5,000.00
Legal fees and expenses                                     $ 10,000.00
Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 17,865.47
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 9,855,000 shares of our common stock at a price of $0.001 per share to a total of eight purchasers on October 31, 2003. The total amount received from this offering was $9,855. We completed this offering pursuant to Regulation S of the Securities Act.

Of these shares, we issued 4,000,000 shares of our common stock to Mr. Michael Hanson and 3,000,000 shares to Mr. Clark McFadden. Mr. Hanson is our president, chief executive officer, treasurer and a director. Mr. McFadden is our secretary and a director.

The remaining purchasers were as follows:

      Name of Subscriber                   Number of Shares

         Russ Field                             480,000
         John Philip Alviz                      470,000
         Yukiko Tsurumi                         480,000
         John Hughes                            470,000
         Janine Brisker                         480,000
         Bill Massey                            475,000

We completed an offering of 22,800 shares of our common stock at a price of $0.50 per share to a total of three purchasers on November 8, 2003. The total amount received from this offering was $11,400. We completed this offering pursuant to Regulation S of the Securities Act.

The purchasers were as follows:

      Name of Subscriber                   Number of Shares

         Mary-Anne Hanson                         7,000
         Wendy Campbell                           7,800
         Deanna Yells                             8,000

We completed an offering of 6,750 shares of our common stock at a price of $1.00 per share to a total of 16 purchasers on November 25, 2003. The total amount received from this offering was $6,750. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

      Name of Subscriber                   Number of Shares

         Craig Hartman                              850
         Joanne Mileos                              350
         Victoria Clements                          600
         Lachlan MacPherson                         400
         Cindy Mayoh                                400
         Tammy Sharp                                500
         Jeff Wegel                                 550
         Anthony Bion Dolman                        350
         Sanjin Cvetkovic                           450
         Julia Braekevelt                           300
         Gordon Green                               350
         Moez Manji                                 350
         Lois Powell                                275
         Catherine Barr                             400
         Connie Savage                              325
         Melissa Bain                               300


The shares subscribed for pursuant to all of the above offerings were issued on March 8, 2004.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                             Exhibits
Exhibit
Number             Description

  3.1             Articles of Incorporation, as amended
  3.2             Bylaws
  5.1             Legal opinion of Warren J. Soloski, with consent to Use
 10.1             Sample licensing agreement
 23.1             Consent of Dale Matheson Carr-Hilton LaBonte,
                  Chartered Accountants
 99.1             Form of private placement agreement

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.



                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on September o, 2004.

                                            Becoming Art Inc.

                                            By: /s/ Michael Hanson
                                            ------------------------------
                                            Michael Hanson, President, Chief
                                            Executive Officer, Treasurer and
                                            Director

                                Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael Hanson, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Michael Hanson      President, Chief Executive        September 10, 2004
----------------------- Officer, Principal Accounting
Michael Hanson          Officer, Treasurer and Director


/s/ Clark McFadden      Secretary and Director            September 10, 2004
-----------------------
Clark McFadden